EXHIBIT 99.1

LED Lighting, Maintenance and EV Charging Solutions Provider Orion

Reports Q1’24 Revenue of $17.6M; Maintains 30% Revenue Growth Outlook for FY 2024

Manitowoc, WI – August 9, 2023 – Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a provider of energy-efficient LED lighting, maintenance services and electric vehicle (EV) charging station solutions, today reported results for its fiscal 2024 first quarter (Q1’24) ended June 30, 2023. Orion will hold an investor call today at 10:00 a.m. ET – details below.

Q1 Financial Summary				Prior Three Quarters
$ in millions except per share figures	Q1’24	Q1’23	Change	Q4’23	Q3'23	Q2’23
Revenue	$17.6	$17.9	($0.3)	$21.6	$20.3	$17.6
Gross Profit	$3.2	$3.6	($0.4)	$4.7	$4.8	$4.4
Gross Profit %	18.0%	19.8%	(180bps)	21.9%	23.6%	25.3%
Net Loss (1)	($6.6)	($2.8)	($3.8)	($5.1)	($24.1)	($2.3)
Net Loss per share (1)	($0.21)	($0.09)	($0.12)	($0.16)	($0.75)	($0.08)
Adjusted EBITDA (2)	($4.4)	($2.9)	($1.5)	($1.6)	($1.6)	($1.5)
Cash & Equivalents	$8.2	$9.4	($1.2)	$16.0	$8.1	$12.5

(1) Net Loss and EPS reflect $17.8M non-cash tax charge to record a valuation allowance against Deferred Tax Assets in Q3’23 and a $1.5M, $2.5M, and $1.1M accrual for the earnout associated with the Voltrek acquisition in Q3’23, Q4’23, and Q1’24, respectively.

(2) See Adjusted EBITDA reconciliation below.

Financial Highlights

•
Lighting revenues were $12.6M in Q1’24, compared to $13.9M in Q1’23, reflecting variability in timing of larger projects. Several larger projects for national customers are now ramping in Q2’24. Decreases in LED Lighting and maintenance services were offset by revenue from the Voltrek EV charging acquisition completed in Q3’23.
•
LED projects that have begun or are ramping in Q2 include a retrofit project in Germany for the Department of Defense; an outdoor lighting project for Orion’s largest customer; and an LED lighting project in the warehouse/logistics sector, among others.
•
Maintenance services revenues were $3.8M in Q1’24 versus $4.1M in Q1’23. Management is focused on offsetting inflation pressures through pricing actions and increasing the percent of self-perform work to improve margin performance.
•
EV charging solutions revenue was $1.2 in Q1’24 versus no revenue in the prior year quarter. During the quarter, the business focused on integration and personnel recruiting processes designed to position the business for accelerating growth on a national basis. A significant pipeline of EV opportunities has been built and strong acceleration is expected in Q2.
•
Orion’s Q1’24 net loss was ($6.6M), or ($0.21) per share, compared to ($2.8M) or ($0.09) per share in Q1’23.
•
Orion closed Q1’24 with $16.8M of financial liquidity, comprised of $8.2M of cash and cash equivalents and $8.6M net availability on its credit facility.

CEO Commentary

Orion CEO Mike Jenkins commented, “We remain confident in our fiscal 2024 outlook for revenue growth of 30% or more. Given our modest size and the variability in timing of larger projects, we do expect continued fluctuation of our revenues on a quarter to quarter basis. However, we have taken steps to diversify our revenue sources in three complementary areas. We believe this positions us to build upon our strong base of long-term customer relationships, enhancing the value we are able to provide to them and to our shareholders.

“We are pleased with our ability to enhance the operating infrastructure for our EV charging solutions business which positions us well to grow this business as we move forward. While Q1’24 revenues declined on a sequential basis, Voltrek’s pipeline of project opportunities has grown substantially over the past few months, supporting our expectation for significant growth in FY 2024. Our maintenance services business also declined slightly in the period as we worked to address pricing issues and complete our national service footprint.

“We entered Q2’23 with the launch of installation activity for our $9.6M turnkey LED lighting retrofit contract for the DoD in Europe, and we expect this project to be largely complete by the end of our fiscal year. We have several other larger retrofit projects anticipated for this year, and we expect continued growth within our distribution business via Energy Service Companies (ESCOs) and electrical contractors, particularly due to the recent launch of our new TritonPro and expanded exterior product lines of LED fixtures. The Triton line combines high-quality components and proprietary Orion design at a price point that is more appealing in these channels. Our new expanded outdoor product line also better positions Orion with a broader product offering.

“Last week, we announced the finalization of a 3-year preventative lighting maintenance contract with an existing retail customer providing maintenance services to approximately 2,000 locations nationwide. Orion initiated this work in February 2023 and reached full scale in July. The overall contract was executed in early Q2 with Orion being selected due to our national footprint and our proven ability to organize, manage and execute across all 50 states.

“Orion is committed to providing the highest quality products and services to support our customers in achieving their business and environmental goals. We differentiate our offerings with smart design, high quality components and our unique turnkey project capabilities that range from initial site designs and custom products through to installation, system commissioning and long-term maintenance services.

“What makes us unique is our ability to deliver highly customized, high-quality solutions at hundreds or even thousands of national locations, all with one point of contact and accountability. We believe this high value offering of complementary solutions and technical expertise will become even more attractive to customers facing the growing complexity of LED lighting, IoT solutions, EV charging and other electrical needs and the ongoing maintenance they require.”

Business Outlook

•
Orion continues to expect FY 2024 revenue growth of 30% or more to approximately $100M, generally building as the year progresses with Q2’24 and the second half of the year, being stronger than Q1’24 and the first half of the year.

Financial Results

Orion’s Q1’24 revenue was $17.6M vs. $17.9M in fiscal Q1’23, primarily reflecting the variability in timing of certain LED lighting projects. Several larger projects have commenced in early Q2, including a Department of Defense project in Europe and an outdoor lighting project for Orion’s largest customer.

Gross profit was $3.2M, as compared to $3.6M in Q1’23, and gross profit percentage was 18.0% versus 19.8% in the prior-year period. The gross profit percentage on products increased to 26.4% from 23.0% in Q1’23, primarily due to product sales mix and improved absorption of fixed costs, while services margin declined to -11.2% from 10.3% in the prior-year period. The negative services margin was principally the result of legacy maintenance services contracts from the Stay-Lite Lighting acquisition. Certain of Stay-Lite’s contracts are multi-year contracts and have pricing that is insufficient to absorb cost increases that have occurred in the past year. Orion is in the process of implementing price increases that reflect the current environment for new and existing contracts as they renew.

Total operating expenses increased to $9.6M in Q1’24 from $7.2M in Q1’23, mainly due to increased G&A expenses of $2.0M, principally reflecting the addition of Voltrek operations since Q3’22, including costs of $1.1M for the earnout accrual. Operating costs were level compared to Q4’23, which was the first full quarter of consolidating Voltrek operations.

Orion’s Q1’24 net loss was ($6.6M), or ($0.21) per share, including a $1.1M accrual for the earnout associated with the Voltrek acquisition versus a net loss of $(2.8M), or $(0.09) per share in Q1’23.

Balance Sheet and Cash Flow

Orion ended Q1’24 with $20.6M of working capital, including $8.2M of cash and cash equivalents, $14.6M of accounts receivables, and $17.7M of inventory. Orion’s quarter-end liquidity was $16.8M, including cash and $8.6M of availability on its credit facility. The company had $10.0M of borrowings outstanding on its credit facility at quarter end.

Orion used cash of $7.3M in operating activities in Q1’24 due to the operating results during the quarter and amounts paid during the quarter for a significant project that was completed in Q4’23. Orion believes it is in a good position to fund its operations and growth objectives across its business segments through FY 2024.

Webcast/Call Detail

Date / Time: Wednesday, August 9th at 10:00 a.m. ET

Live Call Registration: https://register.vevent.com/register/BIf70dbe2ab051455c9b10d19c39218029

Live call participants must pre-register using the URL above to receive the dial-in information. Simply re-register if you lose the dial-in or PIN.

Webcast / Replay: https://edge.media-server.com/mmc/p/65gxakct

About Orion Energy Systems

Orion provides energy efficiency and clean tech solutions, including LED lighting and controls, maintenance services and electrical vehicle (EV) charging solutions. Orion specializes in turnkey design-through-installation solutions for large national customers, with a commitment to helping customers achieve their business and environmental goals with healthy, safe and sustainable solutions that reduce their carbon footprint and enhance business performance.

Orion is committed to operating responsibly throughout all areas of our organization. Learn more about our ESG priorities, goals and progress here or visit our website at www.orionlighting.com.

Non-GAAP Measures

In addition to the GAAP results included in this presentation, Orion has also included the non-GAAP measures, EBITDA (earnings before interest, taxes, depreciation and amortization), and Adjusted EBITDA (EBITDA adjusted for stock-based compensation, payroll tax credit, and acquisition expenses). The Company has provided these non-GAAP measures to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these non-GAAP measures to evaluate performance of the business and believes these measurements enable it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and Orion compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measures, and this reconciliation is located under the heading “Unaudited EBITDA Reconciliation” following the Unaudited Condensed Consolidated Statements of Cash Flows included in this press release.

Safe Harbor Statement

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe our future outlook, plans, expectations, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to realize the anticipated benefits of the Voltrek acquisition; (ii) we may encounter substantial difficulties, costs and delays involved in integrating our operations with Voltrek’s business; (iii) disruption of management’s attention from ongoing business operations due to the Voltrek acquisition; (iv) our ability to manage general economic, business and geopolitical conditions, including the impacts of natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as the COVID-19 pandemic; (v) the deterioration of market conditions, including our dependence on customers' capital budgets for sales of products and services, and adverse impacts on costs and the demand for our products as a result of factors such as the COVID-19 pandemic and the implementation of tariffs; (vi) our ability to adapt and respond to supply chain challenges, especially related to shipping and logistics issues, component availability, rising input costs, and a tight labor market; (vii) our ability to recruit, hire and retain talented individuals in all disciplines of our company; (viii) our ability to successfully launch, manage and maintain our refocused business strategy to successfully bring to market new and innovative product and service offerings; (ix) potential asset impairment charges and/or increases on our deferred tax asset reserve; (x) our dependence on a limited number of key customers, and the potential consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (xi) our ability to identify and successfully complete transactions with suitable acquisition candidates in the future as part of our growth strategy; (xii) the availability of additional debt financing and/or equity capital to pursue our evolving strategy and sustain our growth initiatives; (xiii) our risk of potential loss related to single or focused exposure within the current customer base and product offerings; (xiv) our ability to achieve and sustain profitability and positive cash flows; (xv) our ability to differentiate our products in a highly competitive and converging market, expand our customer base and gain market share; (xvi) our ability to manage and mitigate downward pressure on the average selling prices of our products as a result of competitive pressures in the LED market; (xvii) our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market; (xviii) our increasing reliance on third parties for the manufacture and development of products, product components, as well as the provision of certain services; (xix) our increasing emphasis on selling more of our products through third party distributors and sales agents, including our ability to attract and retain effective third party distributors and sales agents to execute our sales model; (xx) our ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (xxi) our ability to maintain safe and secure information technology systems; (xxii) our failure to comply with the covenants in our credit agreement; (xxiii) our ability to balance customer demand and production capacity; (xxiv) our ability to maintain an effective system of internal control over financial reporting; (xxv) price fluctuations (including as a result of tariffs), shortages or interruptions of component supplies and raw materials used to manufacture our products; (xxvi) our ability to defend our patent portfolio and license technology from third parties; (xxvii) a reduction in the price of electricity; (xxviii) the reduction or elimination of investments in, or incentives to adopt, LED lighting or the elimination of, or changes in, policies, incentives or rebates in certain states or countries that encourage the use of LEDs over some traditional lighting technologies; (xxix) the cost to comply with, and the effects of, any current and future industry and government regulations, laws and policies; (xxx) potential warranty claims in excess of our reserve estimates; and (xxxi) the other risks described in our filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com in the Investor Relations section of our Website.

Twitter: @OrionLighting and @OrionLightingIR

StockTwits: @Orion_LED_IR

###

Investor Relations Contacts

Per Brodin, CFO	William Jones; David Collins
Orion Energy Systems, Inc.	Catalyst IR
pbrodin@oesx.com	(212) 924-9800 or OESX@catalyst-ir.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	June 30, 2023	March 31, 2023
Assets
Cash and cash equivalents	$8,249	$15,992
Accounts receivable, net	14,613	13,728
Revenue earned but not billed	1,231	1,320
Inventories, net	17,689	18,205
Prepaid expenses and other current assets	1,172	1,116
Total current assets	42,954	50,361
Property and equipment, net	10,534	10,470
Goodwill	1,484	1,484
Other intangible assets, net	5,738	6,004
Other long-term assets	3,436	3,260
Total assets	$64,146	$71,579
Liabilities and Shareholders’ Equity
Accounts payable	$11,524	$13,405
Accrued expenses and other	10,045	10,552
Deferred revenue, current	732	480
Current maturities of long-term debt	16	17
Total current liabilities	22,317	24,454
Revolving credit facility	10,000	10,000
Long-term debt, less current maturities	—	3
Deferred revenue, long-term	470	489
Other long-term liabilities	4,558	3,384
Total liabilities	37,345	38,330
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value: Shares authorized: 30,000,000 at June 30, 2023 and March 31, 2023; no shares issued and outstanding at June 30, 2023 and March 31, 2023	—	—
Common stock, no par value: Shares authorized: 200,000,000 at June 30, 2023 and March 31, 2023; shares issued: 41,973,543 at June 30, 2023 and 41,767,092 at March 31, 2023; shares outstanding: 32,502,558 at June 30, 2023 and 32,295,408 at March 31, 2023	—	—
Additional paid-in capital	161,095	160,907
Treasury stock, common shares: 9,470,985 at June 30, 2023 and 9,471,684 at March 31, 2023	(36,236)	(36,237)
Retained deficit	(98,058)	(91,421)
Total shareholders’ equity	26,801	33,249
Total liabilities and shareholders’ equity	$64,146	$71,579

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended June 30,
	2023	2022
Product revenue	$13,671	$13,483
Service revenue	3,942	4,423
Total revenue	17,613	17,906
Cost of product revenue	10,059	10,385
Cost of service revenue	4,383	3,967
Total cost of revenue	14,442	14,352
Gross profit	3,171	3,554
Operating expenses:
General and administrative	5,739	3,754
Acquisition related costs	53	14
Sales and marketing	3,296	2,889
Research and development	480	514
Total operating expenses	9,568	7,171
Loss from operations	(6,397)	(3,617)
Other income (expense):
Other income	—	(1)
Interest expense	(176)	(17)
Amortization of debt issue costs	(24)	(15)
Interest income	2	—
Total other expense	(198)	(33)
Loss before income tax	(6,595)	(3,650)
Income tax expense	42	(815)
Net loss	$(6,637)	$(2,835)
Basic net loss per share attributable to common shareholders	$(0.21)	$(0.09)
Weighted-average common shares outstanding	32,345,823	31,138,398
Diluted net loss per share	$(0.21)	$(0.09)
Weighted-average common shares and share equivalents outstanding	32,345,823	31,138,398

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended June 30,
	2023	2022
Operating activities
Net loss	$(6,637)	$(2,835)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	346	354
Amortization of intangible assets	266	52
Stock-based compensation	188	254
Amortization of debt issue costs	25	15
Deferred income tax	—	(978)
Loss on sale of property and equipment	28	(1)
Provision for inventory reserves	161	100
Provision for credit losses	190	—
Other	1	(9)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(1,075)	109
Revenue earned but not billed	89	527
Inventories	355	979
Prepaid expenses and other assets	(258)	160
Accounts payable	(1,906)	(2,491)
Accrued expenses and other	666	(1,273)
Deferred revenue, current and long-term	234	32
Net cash used in operating activities	(7,327)	(5,005)
Investing activities
Cash to fund acquisition, net of cash received	—	55
Purchases of property and equipment	(508)	(139)
Additions to patents and licenses	—	(1)
Proceeds from sale of property, plant and equipment	95	—
Net cash used in investing activities	(413)	(85)
Financing activities
Payment of long-term debt	(4)	(4)
Proceeds from revolving credit facility	—	—
Payments of revolving credit facility	—	—
Payments to settle employee tax withholdings on stock-based compensation	—	(2)
Proceeds from employee equity exercises	1	54
Net cash (used in) provided by financing activities	(3)	48
Net decrease in cash and cash equivalents	(7,743)	(5,042)
Cash and cash equivalents at beginning of period	15,992	14,466
Cash and cash equivalents at end of period	$8,249	$9,424

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED EBITDA RECONCILIATION

(in thousands)

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Net loss	$(6,637)	$(5,116)	$(24,059)	$(2,331)	$(2,835)
Interest	174	208	64	16	17
Taxes	42	45	19,391	(643)	(815)
Depreciation	346	395	311	309	354
Amortization of intangible assets	266	280	269	52	52
Amortization of debt issue costs	24	26	16	16	15
EBITDA	(5,785)	(4,162)	(4,008)	(2,581)	(3,212)
Stock-based compensation	188	177	448	733	254
Acquisition related costs	53	(75)	493	333	14
Earnout expenses	1,125	2,500	1,500	—	—
Adjusted EBITDA	(4,419)	(1,560)	(1,567)	(1,515)	(2,944)